SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
       of the Securities Exchange Act of 1934, as amended
                       (Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


              INTERACTIVE TECHNOLOGIES CORPORATION
        (Name of Registrant as Specified In Its Charter)


 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

   * Set forth amount on which the filing is calculated and state how it was determined.

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

              INTERACTIVE TECHNOLOGIES CORPORATION
                  15400 Knoll Trail, Suite 106
                      Dallas, Texas  75248

                       September 11, 1998

Dear Shareholder:

     You are cordially invited to attend the special meeting of Shareholders (the "Special Meeting") of Interactive Technologies Corporation, a Texas corporation (the "Company"), which will be held on Monday, October 5, 1998, at 9:00 a.m., local time, at Sumner Suites Hotel, 5229 Spring Valley Road, Dallas, Texas 75240.

     At this important Special Meeting, you will be asked to consider and vote upon proposals to approve and adopt amendments to the Articles of Incorporation of the Company (the "Proposed Amendment") to (A) effect a reverse stock split in which each share of Common Stock currently issued and outstanding or held in treasury would be reclassified and exchanged into one-fifth (1/5) of a share of new Common Stock of the Company (the "Reverse Stock Split"), thereby reducing the number of issued and outstanding shares of Common Stock of the Company from 25,251,885 to 5,050,377 (adjusted for the rounding of any fractional shares up to the nearest whole share), and the par value of each share of the Company's Common Stock would be increased from $0.01 to $0.05 per share, and (B) change the name of the Company to "Airtech International Group, Inc."

     The Proposed Amendments are more completely described in the accompanying Proxy Statement.

     AT THE DIRECTORS MEETING HELD TO CONSIDER THE PROPOSED AMENDMENTS, THE DIRECTORS OF THE COMPANY CAREFULLY CONSIDERED AND APPROVED EACH PROPOSAL AS BEING IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS TO APPROVE AND ADOPT THE PROPOSED AMENDMENTS.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting is necessary to approve each of the Proposed Amendments. Abstentions and broker non-votes will have no effect on the approval of this Proposed Amendments.

     The Board of Directors recognizes that the Proxy Statement is a lengthy document. However, this document necessarily results from the need to furnish you with appropriate information. Accordingly, the Board of Directors requests that you carefully review these materials before completing the enclosed Proxy Card. SIGNED BUT UNMARKED PROXY CARDS RETURNED BY SHAREHOLDER WILL BE DEEMED TO BE A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS.

     Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure or the accompanying Proxy Statement, please feel free to contact the Company at 15400 Knoll Trail, Suite 106, Dallas, Texas 75248, telephone (972) 960-9400.

                              Very truly yours,




                              C.J. Comu,
                              Chairman of the Board

             Interactive Technologies Corporation
                  15400 Knoll Trail, Suite 106
                      Dallas, Texas  75248
                          _____________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD MONDAY, OCTOBER 5, 1998

To the Shareholders of Interactive Technologies Corporation:

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Interactive Technologies Corporation, a Wyoming corporation (the "Company"), will be held at the Sumner Suites Hotel, 5229 Spring Valley Road, Dallas, Texas 75240 on Monday, October 5, 1998 at 9:00 a.m. C.D.T., for the purpose of considering and voting upon the following:

     1. Proposals to approve and adopt amendments to the Articles of Incorporation of the Company (the "Proposed Amendment") to (i) effect a reverse stock split in which each share of common stock of the Company ("Common Stock") currently issued and outstanding or held in treasury would be reclassified and exchanged into one-fifth (1/5) of a share of new Common Stock of the Company (the "Reverse Stock Split"), thereby reducing the number of issued and outstanding shares of Common Stock of the Company from 25,251,885 to 5,050,377 (adjusted for the rounding of any fractional shares up to the nearest whole share), and the par value of each share of the Company's Common Stock would be increased from $0.01 to $0.05 per share, and (ii) change the name of the Company to "Airtech International Group, Inc."

     2. Such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 24, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the "Special Meeting" is necessary to approve each of the Proposed Amendments.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY
STATEMENT.

     Whether or not you expect to attend the Special Meeting in person, you are urged to mark, sign and date the enclosed form of proxy and return the same promptly so that your shares of stock may be represented and voted at the meeting. The proxy may be revoked at any time prior to the vote at the Special Meeting by following the procedures set forth in the Proxy Statement.

     PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE.  YOUR PROMPT RESPONSE WILL BE
APPRECIATED.

                              By Order of the Board of Directors



                              C.J. Comu
                              Chairman of the Board

Dallas, Texas
September 11, 1998

                         PROXY STATEMENT

                               for

              INTERACTIVE TECHNOLOGIES CORPORATION
                  15400 Knoll Trail, Suite 106
                      Dallas, Texas  75248
                          _____________

                 SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON OCTOBER 5, 1998


     This Proxy Statement and accompanying appendices and other materials are being furnished in connection with the solicitation of proxies by the Board of Directors of Interactive Technologies Corporation, a Wyoming corporation (the "Company"), to be used at a Special Meeting of shareholders to approve proposed amendments to the Company's Articles of Incorporation to effect a reverse stock split, and effect a name change of the Company.




     The proxies solicited hereby for the Special Meeting may be revoked, subject to the procedures described herein, at any time up to and including the date of the Special Meeting.




     This Proxy Statement and the accompanying appendices and Proxy Card are first being mailed to the Shareholders of Interactive Technologies Corporation on or about September 11,
1998.














     This date of this Proxy Statement is September 11, 1998

                        TABLE OF CONTENTS

                                                             Page
                                                             ----

SOLICITATION AND REVOCATION OF PROXIES                          1

VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS                        1
  General                                                       1
  Quorum and Voting                                             2
  Security Ownership of Principal Shareholders and Management   2

PROPOSAL NO. 1 - ITEM 1 ON PROXY APPROVAL AND
ADOPTION OF AN AMENDMENT OF THE COMPANY'S
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
STOCK SPLIT                                                   C-3

PROPOSAL NO. 2 - ITEM 2 ON PROXY APPROVAL AND
ADOPTION OF AN AMENDMENT OF THE COMPANY'S
CERTIFICATE OF INCORPORATION TO EFFECT A NAME
CHANGE TO "AIRTECH INTERNATIONAL GROUP, INC."                 C-5

             SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Interactive Technologies Corporation, a Wyoming corporation (the "Company"), for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders and any adjournment(s) thereof.

     The proxy, which is enclosed with this Proxy Statement and Notice of Meeting, contains a space where each shareholder may indicate whether the shareholder chooses to vote his or her shares for or against or to abstain from voting on each of the proposals set forth therein, and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Special Meeting. If the proxy is returned to the Company and the shareholder specifies how the proxy is to be voted, it will be voted in accordance with such instruction. If the proxy is returned to the Company and no indication is given as to how the proxy is to be voted, the proxy will be voted by the persons named in the proxy at the Special Meeting: FOR the adoption and approval of amendments to the Company's Articles of Incorporation (the "Proposed Amendment") to effect a one for five reverse stock split (the "Reverse Stock Split") and to change the name of the Company to "Airtech International Group, Inc.". If any other matters properly come before the Special Meeting the proxies will vote upon such matters according to their judgment.

     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the person giving the proxy has the power to revoke it at any time before it has been exercised either by furnishing the Secretary of the Company at the Company's offices at 15400 Knoll Trail, Suite 106, Dallas, Texas 75248 written notice of revocation, by properly executing and submitting a subsequently dated proxy or by attending the meeting and voting in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Special Meeting. Mere attendance at the Special Meeting will not of itself revoke the proxy.

     The enclosed proxy is solicited by and on behalf of the Board of Directors in order to facilitate greater access to capital resources for the Company. The expense of solicitation of the proxies for the Special Meeting, including the cost of mailing, will be borne by the Company.

     In addition to the use of the mails, the Company may request persons holding stock in their name or custody, or in the name of the nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and the Company will reimburse such person for their expense in so doing.

     To the extent necessary in order to assure sufficient representation at the Special Meeting, officers and regular employees of the Company and others regularly retained by the Company, at no additional compensation, will request the return of the proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and shareholders are urged to send their proxies without delay. In addition, the Company may make arrangements with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of the Company's stock. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

            VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

General
-------
     The close of business on August 24, 1998 has been fixed as the record date (the "Record Date") for the determination of shareholders of the Company entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof. On that date there were outstanding and entitled to be voted at the Special Meeting 25,251,885 shares of the Company's common stock, $.01 par value (the "Common Stock"), constituting the only class of stock entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders.

Quorum and Voting
-----------------
     In accordance with the Wyoming Business Corporations Act ("WBCA") and the Bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum to transact business at the meeting. Abstentions (and broker nonvotes) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of a majority of the outstanding shares of Common Stock, represented in person or by proxy, at the Special Meeting is necessary for the approval of the Proposed Amendments approve or ratify each of the other proposals to be presented at the Special Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present or represented. At any such adjournment meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally notified.

Security Ownership of Management
--------------------------------
     The following table shows as of the Record Date the number of shares beneficially owned by each director and each executive officer of the Company.



            Name            Common Stock      Percentage
   ---------------------   --------------  ---------------
   C.J. Comu                 2,798,232
   John Potter               1,699,280
   Scott McCleskey             929,885
   Scott Pollock                89,818
   Douglas Keane               158,503
   Ronald Adamo                105,669
   ------------            -----------
   Total of Management       5,780,782            23%
   Clear Air Partnership     4,196,261            17%

                         PROPOSAL NO. 1
                         ITEM 1 ON PROXY
              APPROVAL AND ADOPTION OF AN AMENDMENT
                  OF THE COMPANY'S CERTIFICATE
                  OF INCORPORATION TO EFFECT A
                       REVERSE STOCK SPLIT

     At the Special Meeting, the shareholders will vote upon a proposal to approve and adopt an amendment (the "Proposed Amendment") to the Company's Articles of Incorporation to effect a 1-for-5 reverse stock split (the "Reverse Stock Split") in which each share of issued Common Stock of the Company, $0.01 par value per share, whether issued and outstanding or held in treasury, will be reclassified and changed into one-fifth (1/5) of a share of new Common Stock, $0.05 par value per share, of the Company. A copy of the proposed Amendments to the Company's Articles of Incorporation are attached as APPENDIX A hereto which is incorporated herein by this reference.

     GENERAL. The Board of Directors of Company has approved and recommends that the shareholders adopt the Proposed Amendment to effect the Reverse Stock Split. If the shareholders approve the Proposed Amendment, it will be filed with the Secretary of State of the State of Wyoming on such date as may be selected by the Company's Board of Directors, and will become effective on the date of such filing (the "Split Effective Date"). On the Split Effective Date, shareholders of the Company who own five or more shares on such date will be deemed to own one new share for every five shares previously owned, and a fractional new share interest equivalent to one-fifth of a new share for each additional share owned less than a multiple of five shares. Shareholders owning less than five shares on the Split Effective Date will be deemed to own a fractional new share interest consisting of one-five new share for each share owned immediately prior to the Split Effective Date. Pursuant to the terms of the Reverse Stock Split, each fractional share to be received by a shareholder following the Split Effective Date will be exchanged by the Company for one whole share of Company Common Stock. Consequently, on the Split Effective Date, each fractional share will be "rounded up" to the nearest whole share so that each shareholder owning an equity interest in the Company prior to the Split Effective Date will continue to own at least one share of Common Stock following the Split Effective Date. No cash payments will be made in lieu of fractional shares.

     As a result of the Reverse Stock Split, the par value of the Company's Common Stock would be increased from $0.01 per share to $0.05 per share and the number of shares authorized under the Articles of Incorporation will remain at 50 million. As a result, there will be no change to the "Common Stock" account on the Company's balance sheet as of May 31, 1997 other than the reduction in issued and outstanding shares from 25,251,885 to 5,050,377 shares (subject to adjustment for the "rounding up" of fractional shares).

     Although the Company's Board of Directors believes that the Proposed Amendment to effect the Reverse Stock Split is advisable, the Proposed Amendment may be abandoned by the Board of Directors at any time before, during or after the Special Meeting and prior to the Split Effective Date, without further action by the Shareholders of the Company.

     Shareholders of the Company will have no dissenters' or appraisal rights under Wyoming law or under the Company's
Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

     REASONS FOR THE PROPOSED AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT. The Board of Directors is of the opinion that the Proposed Amendment to effect the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders. The Board of Directors of the Company believes that the relatively low market price of the Common Stock may impair the acceptability of the Common Stock to members of the investing public. Although the number of shares outstanding should not affect either the marketability of the Common Stock, the type of investor who acquires it, or a Company's reputation in the financial community, certain investors view low-priced stocks as unattractive and certain brokerage firms, as a matter of policy, will not extend margin credit on stocks trading at low prices. Further, many brokerage firms are reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios, and a variety of brokerage firm policies and practices discourage individual brokers within those firms from dealing in low-priced stocks because of the time-consuming procedures that make the handling of low-priced stocks economically unattractive.

     Since the broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual Shareholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock at its current relatively low market price. If approved, the Reverse Stock Split will result in some Shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in lots of 100 shares or more.

     In addition, the Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's Shareholders, although it is possible that such liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the new Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

     There can be no assurance, however, that the foregoing hoped-for effects will occur following the Reverse Stock Split, that the market price of the new Common Stock immediately after implementation the proposed Reverse Stock Split will be maintained for any period of time, that such market price will approximate three times the market price before the proposed Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price.

     Approval of the Proposed Amendment to effect the Reverse Stock Split itself will not affect any Shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the rounding of any fractional shares up to the nearest whole share. The shares of Common Stock which would be issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The voting rights and other privileges of the holders of Common Stock will not be affected substantially by adoption of the Proposed Amendment to effect the Reverse Stock Split or the subsequent implementation thereof. If for any reason the Board of Directors deems it advisable to do so, the Proposed Amendment to effect the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Special Meeting and prior to the Split Effective Date, without further action by the Shareholders of the Company.

     Federal Income Tax Consequences. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects.

          1. A shareholder will not recognize gain or loss on the exchange other than to the extent of any cash received in lieu of fractional shares. In the aggregate, the shareholder's basis in the new shares will equal his basis in the shares held before the exchange.


          2. A shareholders' holding period for the new shares will be the same as the holding period of the old shares exchanged therefor.

          3. The Reverse Stock Split will constitute a reorganization within the meaning of Section
          368(a)(1)(E) of the Code and the Company will not recognize any gain or loss as a result of the Reverse
          Stock Split.

     EXCHANGE OF CERTIFICATES; FRACTIONAL SHARE INTEREST. On the Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of Common Stock and/or the right to receive one whole share of Common Stock for any fractional new share interest without any action by the shareholder thereof. As soon as practicable after the Split Effective Date, shareholders will be notified and requested to surrender their certificates for their existing shares with instructions as to how to receive new certificates. No certificates should be surrendered until such notice is received. Certificates for existing shares will be exchanged for certificates representing new shares and any cash to which transmitting Shareholders are entitled after the Reverse Stock Split. Interwest Transfer Company, the Company's transfer agent, will act as the exchange agent for the shareholders in effecting the exchange of their certificates.

                           PROPOSAL 2
                         ITEM 2 ON PROXY
              APPROVAL AND ADOPTION OF AN AMENDMENT
                  OF THE COMPANY'S CERTIFICATE
                OF INCORPORATION TO EFFECT A NAME
          CHANGE TO "AIRTECH INTERNATIONAL GROUP, INC."

     The Company proposes to change its name to "Airtech International Group, Inc." A copy of the Proposed Amendments to the Company's Articles of Incorporation is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The Board of Directors is of the opinion that a name change is in the best interest of the Company and its shareholders. The Board of Directors believes that the name change will better reflect the nature of the Company's business and, together with the Reverse Split, enhance the projected new image for the Company.

     Shareholder approval of this proposal is required under the WBCA. Approval of the amendment and restatement of the Company's Articles of Incorporation (the "Proposed Amendment"). Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval. If the Shareholders do not approve this proposal, then the Articles of Incorporation will remain the same.

     THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENTS AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND TO EFFECT THE REVERSE STOCK SPLIT AND NAME CHANGE. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION.


               By Order of the Board of Directors
                          /s/ C.J. Comu
                C.J. Comu, Chairman of the Board

              INTERACTIVE TECHNOLOGIES CORPORATION
                  15400 Knoll Trail, Suite 106
                      Dallas, Texas  75248

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C.J. Comu and John Potter and each or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock of Interactive Technologies Corporation (the "Company") held of record by the undersigned at the close of business on August 24, 1998, at the Special Meeting of Stockholders to be held on October 5, 1998, or any adjournment(s) thereof.

     1.   PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO
THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE
STOCK SPLIT AND INCREASE THE PAR VALUE OF EACH SHARE OF COMMON
STOCK TO $.05.

         [ ]    FOR          [ ]    AGAINST         [ ]    ABSTAIN

     2.   PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO
THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE
COMPANY TO AIRTECH INTERNATIONAL GROUP, INC.

         [ ]    FOR           [ ]   AGAINST          [ ]   ABSTAIN




            (Please complete and sign on other side)

            (Please complete and sign on other side)

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized persons. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENTS UNDER PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.



                              DATED:_______________________, 1998


                              ___________________________________
                              Signature


                              ___________________________________
                              Signature If Held Jointly

Secretary of State
State of Wyoming
The Capital
Cheyenne, Wyoming  82002-0020


                      ARTICLE OF AMENDMENT
                        (By Shareholders)


     1.   The name of the corporation is Interactive Technologies

Corporation, Inc.

     2.   Article One is amended as follows:  "The name of the

Corporation is Airtech International Group, Inc."

     3.   Article Four is amended to change the par value per

share of Common Stock from $0.01 to $0.05, in accordance with and as a result of a one for five reverse split of Common Stock,

adopted by the Shareholders on October 5, 1998.

     4.   The Amendments were adopted on October 5, 1998 by a vote

of the Shareholders.

     5.   The designation, number of outstanding shares, number

of votes entitled to be cast by each voting group entitled to vote separately on the Amendment were:  25,251,885 and the number of votes of each voting group indisputably represented at the meeting were _________.

     6.    The number of votes cast for the Amendments by each

voting group entitled to vote on the Amendments were sufficient by approval by that voting group.



DATED _____________________



                              ___________________________________
                              C.J. Comu, Chairman of the Board of
                              Directors